Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report, as amended. of GeoMet, Inc. (the “Company”) for the quarter ended March 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William C. Rankin, Chief Executive Officer, and I, Tony Oviedo, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ WILLIAM C. RANKIN	/S/ TONY OVIEDO
William C. Rankin	Tony Oviedo
Chief Executive Officer	Chief Financial Officer
May 15, 2012	May 15, 2012

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.